Filed pursuant to Rule 433(d) - Registration Statement No. 333-126812

Nomura Asset Acceptance Corporation
Mortgage Pass-Through Certificates, Series 2006-AR2 (Group III)
$203,973,000 (+/- 10%)
(Approximate)
Supplement to Free Writing Prospectus
March 16, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this supplement to free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This Supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this Supplement is preliminary and is subject to completion or change.

The information in this supplement to free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Supplement relating to these securities.

The asset-backed securities referred to in this supplement to free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this Supplement. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This Supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth in this Supplement to the Free Writing Prospectus (the “Supplement”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Supplement. Although Nomura Securities International, Inc. believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY

Structure Overview
Class	Initial Principal Balance ($)(1)	Coupon Type	Pricing Speed	WAL (years)(2)	Principal Window (months)(2)	Collateral WA MTR	Expected Rating (Moody's/S&P/)(3)
III-A-1	163,243,000	Floating(4)	30% CPR	2.29	1-77	30	Aaa/AAA
III-A-2	18,138,000	Floating(4)	30% CPR	2.29	1-77	30	Aaa/AAA
III-M-1	11,958,000	Floating(4)	30% CPR	4.46	39-77	30	Aa2/AA
III-M-2	4,225,000	Floating(4)	30% CPR	4.41	38-77	30	A1/A+
III-M-3	2,584,000	Floating(4)	30% CPR	4.39	37-77	30	A3/A-
III-M-4	1,989,000	Floating(4)	30% CPR	4.36	37-77	30	Baa1/BBB+
III-M-5	1,846,000	Floating(4)	30% CPR	3.89	37-71	30	Baa3/BBB-

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Run to the 10% optional termination.

(3)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.

(4)

The pass-through rate for each of the Class III-A-1, Class III-A-2, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related certificate margin, (ii) the Net Funds Cap, (iii) the related hard cap and (iv) the Maximum Interest Rate (actual/360, zero-day delay). The certificate margins and hard caps for the Class III-A-1, Class III-A-2, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Certificates are as follows:

Class	Certificate Margin (%)		Hard Cap
	(A)	(B)	Rate (%)
III-A-1	0.20	0.40	11.00
III-A-2	0.25	0.50	11.00
III-M-1	0.40	0.80	11.00
III-M-2	0.54	1.04	11.00
III-M-3	0.64	1.14	11.00
III-M-4	1.30	1.80	11.00
III-M-5	2.00	2.50	11.00

(A) On or prior to the applicable first possible optional termination date.
(B) After the applicable first possible optional termination date.

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AR2
Cut-off Date:	March 1, 2006
Closing Date:	On or about March 30, 2006
Investor Settlement Date:	On or about March 31, 2006
Depositor:	Nomura Asset Acceptance Corporation
Underwriter:	Nomura Securities International, Inc.
Sponsor:	Nomura Credit & Capital, Inc.
Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.
Servicer:	Initially, GMAC Mortgage Corporation

The Sponsor, as owner of the Mortgage Loans to be sold to the trust, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace GMAC Mortgage Corporation at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:

Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Cap Provider:	Nomura Global Financial Products, Inc., or such other entity acceptable to the rating agencies.
Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.
Record Date:

For each class of Group III Certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Distribution Date:	The 25th day of each calendar month beginning in April 2006, or if such day is not a business day, then the following business day.
Last Scheduled Distribution Date:

The Distribution Date in April 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the Certificate Principal Balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:

Class III-A-1 Certificates and Class III-A-2 Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Group III Senior Certificates”).

Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Certificates, (collectively, the “Mezzanine Certificates”, together, with the Group III Senior Certificates, the “Group III Certificates”).

Only the Group III Certificates designated on page 3 hereof are offered hereby (collectively, the “Offered Certificates”).

The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Mortgage Loans comprising loan group III will be used exclusively for distributions on the Group III Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan groups. Payments received in respect of the Mortgage Loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group III Certificates. The optional termination related to the Mortgage Loans comprising loan group III (and the Group III Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).

Additional Classes:

The Class III-P, Class III-X and Class III-R Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Prepayment Period:	With respect to any distribution date is the immediately preceding calendar month.
Interest Accrual Period:

The Interest Accrual Period for the Group III Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on such certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:

At its option, the Master Servicer may purchase all but not less than all of the Group III Mortgage Loans (and all properties acquired by the trust in respect of the Group III Mortgage Loans) in the trust and thereby effect early retirement of the Group III Certificates if on such Distribution Date the aggregate stated principal balance of the Group III Mortgage Loans (and all properties acquired by the trust in respect of such Group III Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group III Mortgage Loans as of the Cut-off Date.

Taxation – REMIC:

For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right of the Group III Certificates to receive payments in respect of any Basis Risk Shortfall), the Class III-P and the Class III-X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class III-R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.
Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.
Ratings:

The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this document. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:

With respect to the Group III Certificates, subordination, excess spread and overcollateralization. Furthermore, the Class III-A-1 Certificates are “super senior” to the Class III-A-2 Certificates, because the Class III-A-2 Certificates are allocated realized losses incurred on the Group III Mortgage Loans after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero (as described herein) and thereby provide additional protection to the Class III-A-1 Certificates. In addition, payments received in connection with the Cap Agreement (as described herein) may be available to cover any basis risk on the Group III Certificates.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Free Writing Prospectus accompanying this Supplement.

CREDIT ENHANCEMENT

All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Overcollateralization

The Group III Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group III Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Group III Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group III Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group III Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group III Mortgage Loans.

Overcollateralization Amount

With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group III Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be equal to approximately 0.55% of the Aggregate Loan Balance of the Group III Mortgage Loans as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, approximately 0.55% of the Aggregate Loan Balance of the Group III Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 1.10% of the Aggregate Loan Balance of the Group III Mortgage Loans as of the last day of the related due period, and (b) 0.35% of the Aggregate Loan Balance of the Group III Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

With respect to the Group III Certificates, the later to occur of (x) the Distribution Date in April 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group III Mortgage Loans, but prior to any distributions to the holders of the Group III Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 23.14%.

Credit Enhancement Percentage

Initial Expected Credit Enhancement Percentages
Class	Percent	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Initial Target Credit Enhancement* (%)	Approximate Expected Target Credit Enhancement** (%)
A***	88.43	11.57	11.57	23.14
M-1	5.83	5.74	5.74	11.48
M-2	2.06	3.68	3.68	7.36
M-3	1.26	2.42	2.42	4.84
M-4	0.97	1.45	1.45	2.90
M-5	0.90	0.55	0.55	1.10

* Prior to the Stepdown Date, based on aggregate loan balance as of the Cut-off Date.
** After Stepdown Date, based on aggregate loan balance as of such date of determination.
*** Refers to the Group III Senior Certificates collectively.
Note: Final class sizes and credit enhancement levels subject to change based on final rating agency requirements.

Triggers

There will be delinquency and loss trigger tests as required by the Rating Agencies in order to achieve the ratings set forth on page 3 hereof.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of the Group III Mortgage Loans 60 or more days delinquent (including all Group III Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Group III Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses on the Group III Certificates

The Group III Senior Certificates will have a payment priority over the Mezzanine Certificates. Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority. Losses on the Group III Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Group III Mortgage Loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the Certificate Principal Balance of each such class has been reduced to zero. The initial subordination amount for the Group III Senior Certificates will range between 10.395% and 12.705%. In addition, once the Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Group III Mortgage Loans will be allocated to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Realized losses will not be allocated to the Class III-A-1 Certificates. Investors in the Class III-A-1 Certificates should note, however, that although realized losses cannot be allocated to the Class III-A-1 Certificates, under certain loss scenarios there may not be enough principal and interest on the Group III Mortgage Loans to distribute to the holders of the Class III-A-1 Certificates all principal and interest amounts to which they are then entitled. Realized losses on the Group III Mortgage Loans will be allocated in the following order, first, to the Class III-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class III-M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class III-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class III-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class III-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and sixth, to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Cap Agreements

The Group III-A-1 Certificates and Class III-A-2 Certificates will each have the benefit of an interest rate cap agreement (each, a “Cap Agreement”) provided by the Cap Provider.

Pursuant to the Cap Agreement relating to the Class III-A-1 Certificates (the “Class III-A-1 Cap Agreement”), the Cap Provider will pay the Securities Administrator for the benefit of the holders of the Class III-A-1 Certificates an amount equal to the product of: (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related Distribution Date (provided, however, that if One-Month LIBOR exceeds a maximum percentage set forth in the Class III-A-1 Cap Agreement, the payment required to be made by the Cap Provider pursuant to the Class III-A-1 Cap Agreement will be calculated as if One-Month LIBOR were such maximum percentage); (2) the Class III-A-1 scheduled notional amount for such Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Pursuant to the Cap Agreement relating to the Class III-A-2 Certificates (the “Class III-A-2 Cap Agreement”), the Cap Provider will pay the Securities Administrator for the benefit of the holders of the Class III-A-2 Certificates an amount equal to the product of: (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related Distribution Date (provided, however, that if One-Month LIBOR exceeds a maximum percentage set forth in the Class III-A-2 Cap Agreement, the payment required to be made by the Cap Provider pursuant to the Class III-A-2 Cap Agreement will be calculated as if One-Month LIBOR were such maximum percentage); (2) the Class III-A-2 scheduled notional amount for such Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

If, on any Distribution Date, the cap payments made by the Cap Provider with respect to the Class III-A-1 Certificates or Class III-A-2 Certificates, as applicable exceed the amount of the Basis Risk Shortfalls attributable to such class for such Distribution Date, such excess will be distributed to the Class III-X Certificates.

The scheduled notional amount and strike rates for the Class III-A-1 Cap Agreement will be as set forth in the Group III-A-1 Cap Agreement and the scheduled notional amount and strike rates for the Class III-A-2 Cap Agreement wiill be as set forth in the Class III-A-2 Cap Agreement.

DISTRIBUTIONS OF INTEREST ON THE GROUP III CERTIFICATES

Basis Risk Shortfall —With respect to the Group III Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Hard Cap Rate.

Carryforward Interest—With respect to the Group III Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest—With respect to the Group III Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Group III Certificates the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Hard Cap Rate—With respect to the Group III Certificates, the rate set forth on page 3 herein.

Interest Remittance Amount—For any Distribution Date and the Group III Certificates generally the sum of (i) scheduled interest payments (other than payaheads) and advances on the Group III Mortgage Loans in the related loan group for the related due period, the interest portion of payaheads previously received and intended for application in the related due period and the interest portion of all payoffs (net of payoff interest for such Distribution Date) and curtailments received on the Group III Mortgage Loans during the related prepayment period, less (x) the applicable expense fees with respect to the Group III Mortgage Loans and (y) unreimbursed advances and other amounts due to the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager and the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the Group III Mortgage Loans during the related due period, in each case allocable to interest and amounts paid in connection with an optional termination, up to the amount of the interest portion of the par value for the Group III Mortgage Loans and (iv) net liquidation proceeds and subsequent recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Group III Mortgage Loans during the related due period, to the extent allocable to interest, minus (v) amounts reimbursable to the servicer, the master servicer, the securities administrator, the Trustee, the custodian and the credit risk manager as provided in the pooling and servicing agreement.

Maximum Interest Rate—With respect to any Distribution Date and the Group III Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Group III Mortgage Loans as stated in the related mortgage notes, minus the weighted average expense fee rate of the Group III Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Net Funds Cap—With respect to any Distribution Date and the Group III Certificates, (a) a fraction expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Group III and such Distribution Date and (2) 12, and the denominator of which is the Aggregate Loan Balance of the Group III Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Net Mortgage Rate—With respect to any Group III Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Servicing Fee Rate, the rate at which the fee payable to the credit risk manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Group III Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Group III Mortgage Loans as of the first day of the related Due period divided by (y) 12 and (2) the Aggregate Loan Balance of the Group III Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Group III Mortgage Loans or were not taken into account in computing the expense fee rate.

The pass-through rates for the Group III Certificates are described on page 3 of this document.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of the Group III Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under “Distribution of Monthly Excess Cashflow” and from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to an initial deposit of $5,000 made on the Closing Date, cap payments made by the Cap Provider and amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class III-X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

A)           to the Group III Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such Distribution Date;

B)            from the Interest Remittance Amount remaining after payments pursuant to clause (A) above, to the Class III-M-1 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

C)            from the Interest Remittance Amount remaining after payments pursuant to clauses (A) and (B) above, to the Class III-M-2 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

D)           from the Interest Remittance Amount remaining after payments pursuant to clauses (A) through (C) above, to the Class III-M-3 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

E)            from the Interest Remittance Amount remaining after payments pursuant to clauses (A) through (D) above, to the Class III-M-4 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

F)            from the Interest Remittance Amount remaining after payments pursuant to clauses (A) through (E) above, to the Class III-M-5 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

G)           for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (A) through (F) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE GROUP III CERTIFICATES

Deferred Amount—With respect to the Class III-A-2 Certificates and any class of Mezzanine Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such class has been increased due to the collection of Subsequent Recoveries.

Class III-M-1 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group III Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class III-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group III Mortgage Loans as of the cut-off date, as required by the Rating Agencies.

Class III-M-2 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group III Senior Certificates and the Class III-M-1 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class III-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group III Mortgage Loans as of the cut-off date, as required by the Rating Agencies.

Class III-M-3 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group III Senior Certificates, Class III-M-1 Certificates and Class III-M-2 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class III-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group III Mortgage Loans as of the cut-off date, as required by the Rating Agencies.

Class III-M-4 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group III Senior Certificates, Class III-M-1, Class III-M-2 and Class III-M-3 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class III-M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group III Mortgage Loans as of the cut-off date, as required by the Rating Agencies.

Class III-M-5 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group III Senior Certificates, Class III-M-1, Class III-M-2, Class III-M-3 and Class III-M-4 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class III-M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group III Mortgage Loans as of the cut-off date, as required by the Rating Agencies.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Group

III Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate of the Certificate Principal Balance of the certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

For any Distribution Date and the Group III Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Remittance Amount

For any Distribution Date, is equal to the sum of (i) the scheduled principal payments on the Group III Mortgage Loans due during the related due period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group III Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group III Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Group III Mortgage Loans and intended for application in the related due period; and (v) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the Trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Realized Loss—Shall mean (a) for any defaulted Group III Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Group III Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Group III Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group III Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group III Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group III Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group III Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the servicer receives Subsequent Recoveries with respect to any Group III Mortgage Loan, the amount of the Realized Loss with respect to that Group III Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Group III Certificates on any Distribution Date.

Senior Enhancement Percentage—With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date.

Senior Principal Payment Amount

For any Distribution Date and the Group III Senior Certificates shall be, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group III Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) a percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date as of the last day of the related due period and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date as of the last day of the related due period exceeds (ii) a percentage required by the Rating Agencies of the Aggregate Loan Balance of the Group III Mortgage Loans as of the Cut-off Date.

Distribution of Principal

With respect to the Group III Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

I.             On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)           to the Group III Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

B)	to the Class III-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
C)	to the Class III-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
D)	to the Class III-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
E)	to the Class III-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
F)	to the Class III-M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

G)           for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) and (F) above.

II.            On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)           the Senior Principal Payment Amount to the Group III Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

B)            to the Class III-M-1 Certificates, the Class III-M-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

C)            to the Class III-M-2 Certificates, the Class III-M-2 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

D)           to the Class III-M-3 Certificates, the Class III-M-3 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

E)            to the Class III-M-4 Certificates, the Class III-M-4 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

F)            to the Class III-M-5 Certificates, the Class III-M-5 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

G)           for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) and (F) above.

Distribution of Monthly Excess Cashflow

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

1)

(A)  until the aggregate Certificate Principal Balance of the Group III Certificates equals the Aggregate Loan Balance of the Group III Mortgage Loans for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group III Certificates, in the following order of priority:

(i)	to the Group III Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Balance of each such class has been reduced to zero;
(ii)	to the Class III-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
(iii)	to the Class III-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
(iv)	to the Class III-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
(v)	to the Class III-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
(vi)	to the Class III-M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
(B)

on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

2)	to the Class III-A-2 Certificates, any Deferred Amount for such class;
3)	to the Class III-M-1 Certificates, any Deferred Amount for such class;
4)	to the Class III-M-2 Certificates, any Deferred Amount for such class;
5)	to the Class III-M-3 Certificates, any Deferred Amount for such class;
6)	to the Class III-M-4 Certificates, any Deferred Amount for such class;
7)	to the Class III-M-5 Certificates, any Deferred Amount for such class;

8)     to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Group III Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class; provided, however that any payments in respect of Basis Risk Shortfalls payable to the Group III Senior Certificates pursuant to this clause shall be determined after taking into account payments to the Group III Senior Certificates made by the Cap Provider under the related Cap Agreement;

9)     to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class III-M-1 Certificates, any Basis Risk Shortfall for such class;

10)   to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class III-M-2 Certificates, any Basis Risk Shortfall for such class;

11)   to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class III-M-3 Certificates, any Basis Risk Shortfall for such class;

12)   to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class III-M-4 Certificates, any Basis Risk Shortfall for such class;

13)   to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class III-M-5 Certificates, any Basis Risk Shortfall for such class;

14)   to the Class III-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

15)   to the Class III-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class III-R Certificates under this clause (15).

ANNEX A

Net Funds Cap

	Distribution	Day	Net Funds Cap	Net Funds Cap
Period	Date	Count	30/360 (%)	Actual/360 (%)
1	25-Apr-06	26	7.117	8.212
2	25-May-06	30	7.130	7.130
3	25-Jun-06	31	7.152	6.921
4	25-Jul-06	30	7.242	7.242
5	25-Aug-06	31	7.252	7.018
6	25-Sep-06	31	7.268	7.033
7	25-Oct-06	30	7.272	7.272
8	25-Nov-06	31	7.275	7.040
9	25-Dec-06	30	7.287	7.287
10	25-Jan-07	31	7.344	7.107
11	25-Feb-07	31	7.344	7.107
12	25-Mar-07	28	7.344	7.868
13	25-Apr-07	31	7.344	7.107
14	25-May-07	30	7.347	7.347
15	25-Jun-07	31	7.354	7.116
16	25-Jul-07	30	7.410	7.410
17	25-Aug-07	31	7.410	7.171
18	25-Sep-07	31	7.417	7.178
19	25-Oct-07	30	7.417	7.417
20	25-Nov-07	31	7.420	7.181
21	25-Dec-07	30	7.889	7.889
22	25-Jan-08	31	9.317	9.016
23	25-Feb-08	31	9.317	9.016
24	25-Mar-08	29	9.317	9.638
25	25-Apr-08	31	9.317	9.016
26	25-May-08	30	9.320	9.320
27	25-Jun-08	31	9.474	9.169
28	25-Jul-08	30	9.947	9.947
29	25-Aug-08	31	9.947	9.626
30	25-Sep-08	31	9.953	9.632
31	25-Oct-08	30	9.954	9.954
32	25-Nov-08	31	9.961	9.640
33	25-Dec-08	30	10.148	10.148
34	25-Jan-09	31	10.893	10.542
35	25-Feb-09	31	10.899	10.548
36	25-Mar-09	28	10.899	11.678
37	25-Apr-09	31	10.899	10.548
38	25-May-09	30	10.899	10.899
39	25-Jun-09	31	11.015	10.660

40	25-Jul-09	30	11.450	11.450
41	25-Aug-09	31	11.452	11.083
42	25-Sep-09	31	11.452	11.083
43	25-Oct-09	30	11.452	11.452
44	25-Nov-09	31	11.457	11.087
45	25-Dec-09	30	11.474	11.474
46	25-Jan-10	31	11.542	11.169
47	25-Feb-10	31	11.544	11.171
48	25-Mar-10	28	11.544	12.368
49	25-Apr-10	31	11.544	11.171
50	25-May-10	30	11.544	11.544
51	25-Jun-10	31	11.549	11.177
52	25-Jul-10	30	11.581	11.581
53	25-Aug-10	31	11.583	11.210
54	25-Sep-10	31	11.583	11.210
55	25-Oct-10	30	11.583	11.583
56	25-Nov-10	31	11.588	11.214
57	25-Dec-10	30	11.588	11.588
58	25-Jan-11	31	11.597	11.223
59	25-Feb-11	31	12.690	12.280
60	25-Mar-11	28	12.908	13.830

The minimum cap 30/360 after period 60 is 12.828
The minimum cap Actual/360 after period 60 is 12.414

* Assumptions:
1. Calculated using 30 CPR and flat Libor rates of 20%
2. Prepayment penalties are not included in the calculations
3. Initial Day Count is based on the Closing Date

ANNEX B

	Excess Interest
Assumptions:	Wtd. Avg. For Year 1	1.931%
1. Calculated using the forward Libor curves	Wtd. Avg. For Year 2	2.078%
at 30% CPR	Wtd. Avg. For Year 3	2.828%
2. Prepayment penalties are not included in the	Wtd. Avg. For Year 4	2.883%
excess interest calculation	Wtd. Avg. For Year 5	2.933%
3. Excess interest is calculated as a percent of
total bonds balance	Excess Interest
	Wtd. Avg. Thru Year 1	1.931%
	Wtd. Avg. Thru Year 2	1.991%
	Wtd. Avg. Thru Year 3	2.177%
	Wtd. Avg. Thru Year 4	2.272%
	Wtd. Avg. Thru Year 5	2.329%

Excess Interest Table

	Distribution	1 Month	6 Month	1 Year	Excess
Period	Date	Libor (%)	Libor (%)	Libor (%)	Interest
1	25-Apr-06	4.752	5.047	5.171	3.250%
2	25-May-06	4.898	5.110	5.197	2.012%
3	25-Jun-06	5.045	5.149	5.208	1.641%
4	25-Jul-06	5.044	5.163	5.205	1.905%
5	25-Aug-06	5.103	5.173	5.202	1.614%
6	25-Sep-06	5.120	5.172	5.191	1.603%
7	25-Oct-06	5.120	5.163	5.178	1.836%
8	25-Nov-06	5.133	5.151	5.166	1.592%
9	25-Dec-06	5.123	5.133	5.151	1.835%
10	25-Jan-07	5.105	5.114	5.137	1.623%
11	25-Feb-07	5.093	5.096	5.125	1.635%
12	25-Mar-07	5.070	5.075	5.113	2.407%
13	25-Apr-07	5.047	5.061	5.106	1.679%
14	25-May-07	5.027	5.049	5.100	1.934%
15	25-Jun-07	5.013	5.039	5.096	1.713%
16	25-Jul-07	4.998	5.030	5.093	1.964%
17	25-Aug-07	4.984	5.026	5.092	1.744%
18	25-Sep-07	4.977	5.024	5.094	1.755%
19	25-Oct-07	4.972	5.022	5.096	1.993%
20	25-Nov-07	4.967	5.022	5.100	1.764%
21	25-Dec-07	4.967	5.023	5.105	2.356%
22	25-Jan-08	4.969	5.026	5.111	2.656%
23	25-Feb-08	4.971	5.030	5.120	2.654%
24	25-Mar-08	4.972	5.035	5.128	3.199%
25	25-Apr-08	4.974	5.041	5.135	2.650%
26	25-May-08	4.976	5.048	5.143	2.912%
27	25-Jun-08	4.983	5.058	5.153	2.673%
28	25-Jul-08	4.991	5.066	5.161	2.950%
29	25-Aug-08	4.999	5.079	5.168	2.675%
30	25-Sep-08	5.008	5.089	5.175	2.666%
31	25-Oct-08	5.016	5.098	5.181	2.924%
32	25-Nov-08	5.025	5.108	5.187	2.648%
33	25-Dec-08	5.037	5.117	5.192	2.924%
34	25-Jan-09	5.056	5.124	5.196	2.728%
35	25-Feb-09	5.067	5.128	5.200	2.722%

36	25-Mar-09	5.069	5.129	5.202	3.592%
37	25-Apr-09	5.072	5.131	5.205	2.716%
38	25-May-09	5.077	5.133	5.210	2.965%
39	25-Jun-09	5.078	5.133	5.214	2.705%
40	25-Jul-09	5.077	5.134	5.219	2.989%
41	25-Aug-09	5.076	5.138	5.225	2.727%
42	25-Sep-09	5.077	5.141	5.231	2.734%
43	25-Oct-09	5.079	5.146	5.237	3.006%
44	25-Nov-09	5.082	5.153	5.245	2.736%
45	25-Dec-09	5.086	5.160	5.251	3.011%
46	25-Jan-10	5.094	5.169	5.258	2.756%
47	25-Feb-10	5.101	5.177	5.264	2.753%
48	25-Mar-10	5.108	5.185	5.270	3.625%
49	25-Apr-10	5.119	5.194	5.274	2.744%
50	25-May-10	5.127	5.200	5.278	3.012%
51	25-Jun-10	5.135	5.206	5.281	2.744%
52	25-Jul-10	5.142	5.210	5.284	3.038%
53	25-Aug-10	5.148	5.214	5.286	2.764%
54	25-Sep-10	5.153	5.217	5.288	2.764%
55	25-Oct-10	5.157	5.217	5.291	3.039%
56	25-Nov-10	5.160	5.219	5.292	2.768%
57	25-Dec-10	5.162	5.219	5.293	3.047%
58	25-Jan-11	5.164	5.220	5.296	2.783%
59	25-Feb-11	5.164	5.221	5.297	2.856%
60	25-Mar-11	5.162	5.222	5.299	3.792%

ANNEX C

GROUP III MORTGAGE LOAN CHARACTERISTICS

The Group III Mortgage Loans are expected to have the following characteristics as of March 1, 2006 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

CHARACTERISTICS OF THE GROUP III MORTGAGE LOANS

Current Mortgage Rate*	7.412%
Current Net Mortgage Rate*	7.117%
Cut-off Date Mortgage Loan Principal Balance	$205,112,806.25
Cut-off Date Average Mortgage Loan Principal Balance	$336,802.64
Mortgage Loan Count	609
Original Term (months)*	360
Months Since Origination*	3
Stated Remaining Term (months)*	357
Mortgage Loans with Interest Only Terms	83.21%
Mortgage Loans with Prepay Penalty Terms	84.30%
Original Prepay Penalty Term (months)**	23
Remaining Prepay Penalty Term (months)**	20
Credit Score**	691
Original Loan to Value Ratio*	76.09%
Original Loan to Value Ratio Over 80% Without MI	0.78%
Documentation Type - Full / Alternative	7.27%
Loan Purpose - Purchase / Rate-Term	78.20%
Occupancy Type - Primary / Second Home	75.08%
Property Type - Single Family Residence / PUD	77.45%
California Concentration	45.71%
Months to Next Rate Adjustment*	30
First Periodic Rate Cap*	3.603%
Subsequent Periodic Rate Cap*	1.144%
Lifetime Rate Cap*	5.868%
Gross Margin*	3.532%
Net Margin*	3.237%
Minimum Mortgage Rate*	3.885%
Maximum Mortgage Rate*	13.280%

* Weighted Average

** Non-zero Weighted Average

Credit Scores are not available for fourteen Group III Mortgage Loans with an aggregate principal balance of approximately $3,071,899 (approximately 1.50% of the Group III Mortgage Loans as of the Cut-off Date).

GROUP III MORTGAGE PROGRAMS

Program	Percentage by Aggregate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate (%)	Months to Next Rate Adjustment Date	Gross Margin (%)	First Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Lifetime Rate Cap (%)
1 MO LIBOR	0.98%	$2,009,277.99	7.024	1	2.820	1.000	1.000	5.309
6 MO LIBOR	5.46	11,198,308.97	7.146	3	3.133	1.758	1.314	6.063
1 YR LIBOR	0.32	665,498.74	5.500	5	4.000	2.000	2.000	6.000
2/6 LIBOR	58.88	120,768,483.49	7.117	21	3.694	3.127	1.023	5.943
3/1 LIBOR	0.23	477,304.35	7.375	31	2.250	2.000	2.000	6.000
3/6 LIBOR	9.31	19,096,469.01	7.798	33	3.563	3.549	1.204	6.009
5/1 LIBOR	0.16	326,964.98	7.625	57	2.500	5.000	1.000	5.000
5/6 LIBOR	24.65	50,570,498.72	8.071	58	3.262	5.301	1.362	5.617
Total/Weighted Avg.:	100.00%	$205,112,806.25	7.412	30	3.532	3.603	1.144	5.868

Current Mortgage Rates of the Group III Mortgage Loans

Current Mortgage Rates of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
4.501 - 4.750	0.32%
4.751 - 5.000	0.13
5.001 - 5.250	0.54
5.251 - 5.500	1.06
5.501 - 5.750	2.00
5.751 - 6.000	1.87
6.001 - 6.250	4.31
6.251 - 6.500	6.43
6.501 - 6.750	6.07
6.751 - 7.000	7.99
7.001 - 7.250	8.72
7.251 - 7.500	12.00
7.501 - 7.750	17.71
7.751 - 8.000	13.52
8.001 - 8.250	7.24
8.251 - 8.500	3.12
8.501 - 8.750	2.22
8.751 - 9.000	3.88
9.001 - 9.250	0.48
9.251 - 9.500	0.08
9.501 - 9.750	0.31
Total:	100.00%

Minimum: 4.750
Maximum: 9.750
Weighted Average: 7.412

Current Net Mortgage Rates of the Group III Mortgage Loans

Current Net Mortgage Rates of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
4.251 - 4.500	0.32%
4.501 - 4.750	0.13
4.751 - 5.000	0.54
5.001 - 5.250	1.06
5.251 - 5.500	2.00
5.501 - 5.750	2.24
5.751 - 6.000	3.95
6.001 - 6.250	6.59
6.251 - 6.500	6.35
6.501 - 6.750	7.84
6.751 - 7.000	9.39
7.001 - 7.250	12.94
7.251 - 7.500	18.20
7.501 - 7.750	13.75
7.751 - 8.000	6.83
8.001 - 8.250	2.86
8.251 - 8.500	1.27
8.501 - 8.750	3.48
8.751 - 9.000	0.20
9.251 - 9.500	0.03
Total:	100.00%

Minimum: 4.495
Maximum: 9.495
Weighted Average: 7.117

Principal Balances of the Group III Mortgage Loans at Origination

Principal Balances of the Mortgage Loans at Origination ($)	Percentage by Aggregate Cut-off Date Principal Balance
50,000.01 - 75,000.00	0.46%
75,000.01 - 100,000.00	0.70
100,000.01 - 125,000.00	1.32
125,000.01 - 150,000.00	3.87
150,000.01 - 175,000.00	3.18
175,000.01 - 200,000.00	3.93
200,000.01 - 225,000.00	5.17
225,000.01 - 250,000.00	4.74
250,000.01 - 275,000.00	4.24
275,000.01 - 350,000.00	14.42
350,000.01 - 450,000.00	13.65
450,000.01 - 550,000.00	11.18
550,000.01 - 650,000.00	8.53
650,000.01 - 750,000.00	4.71
750,000.01 - 850,000.00	2.35
850,000.01 - 950,000.00	2.18
Greater than or equal to 950,000.01	15.37
Total:	100.00%

Minimum: 55,000.00
Maximum: 2,280,000.00
Average: 337,052.84

Cut-off Date Principal Balances of the Group III Mortgage Loans

Cut-off Date Principal Balances of the Mortgage Loans ($)	Percentage by Aggregate Cut-off Date Principal Balance
50,000.01 – 75,000.00	0.46%
75,000.01 – 100,000.00	0.70
100,000.01 – 125,000.00	1.32
125,000.01 – 150,000.00	3.87
150,000.01 – 175,000.00	3.18
175,000.01 – 200,000.00	3.93
200,000.01 – 225,000.00	5.17
225,000.01 – 250,000.00	4.74
250,000.01 – 275,000.00	4.24
275,000.01 – 350,000.00	14.42
350,000.01 – 450,000.00	13.65
450,000.01 – 550,000.00	11.45
550,000.01 – 650,000.00	8.26
650,000.01 – 750,000.00	4.71
750,000.01 – 850,000.00	2.35
850,000.01 – 950,000.00	2.18
Greater than or equal to 950,000.01	15.37
Total:	100.00%

Minimum: 54,919.73
Maximum: 2,279,018.33
Average: 336,802.64

Original Terms of the Group III Mortgage Loans

Original Terms of the Mortgage Loans (months)	Percentage by Aggregate Cut-off Date Principal Balance
360	100.00%
Total:	100.00%

Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Group III Mortgage Loans

Stated Remaining Terms of the Mortgage Loans (months)	Percentage by Aggregate Cut-off Date Principal Balance
300 – 339	0.12%
Greater than or equal to 340	99.88
Total:	100.00%

Minimum: 339
Maximum: 360
Weighted Average: 357

Months Since Origination of the Group III Mortgage Loans

Months Since Origination of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
0	0.69%
1	14.84
2	36.26
3	20.44
4 - 6	25.12
7 - 9	2.44
10 - 12	0.09
Greater than or equal to 13	0.12
Total:	100.00%

Minimum: 0
Maximum: 21
Weighted Average: 3

Original Interest Only Terms of the Group III Mortgage Loans

Original Interest Only Terms of the Mortgage Loans (months)	Percentage by Aggregate Cut-off Date Principal Balance
0	16.79%
24	7.32
36	1.57
60	14.54
120	59.78
Total:	100.00%

Non-zero Minimum: 24
Maximum: 120
Non-zero Weighted Average: 99

Original Prepay Penalty Terms of the Group III Mortgage Loans

Original Prepay Penalty Terms of the Mortgage Loans (months)	Percentage by Aggregate Cut-off Date Principal Balance
0	15.70%
6	14.97
7	0.27
12	9.63
24	36.16
36	22.61
60	0.66
Total:	100.00%

Non-zero Minimum: 6
Maximum: 60
Non-zero Weighted Average: 23
Non-zero Weighted Average
(Remaining Prepay Penalty Terms): 20

Credit Scores of the Group III Mortgage Loans

Credit Scores of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
Not Available	1.50%
1 – 580	0.24
581 – 600	0.82
601 – 620	0.91
621 – 640	10.68
641 – 660	17.96
661 – 680	14.37
681 – 700	18.00
701 – 720	9.53
721 – 740	8.55
741 – 760	8.58
761 – 780	3.92
781 – 800	4.09
Greater than or equal to 801	0.86
Total:	100.00%

Non-zero Minimum: 561
Maximum: 804
Non-zero Weighted Average: 691

Original Loan-to-Value Ratios of the Group III Mortgage Loans

Original Loan-to-Value Ratios of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
Less than or equal to 50.00	1.00%
50.01 - 55.00	0.09
55.01 - 60.00	3.59
60.01 - 65.00	8.41
65.01 - 70.00	18.12
70.01 - 75.00	8.93
75.01 - 80.00	52.78
80.01 - 85.00	0.31
85.01 - 90.00	1.08
90.01 - 95.00	3.90
95.01 - 100.00	1.79
Total:	100.00%

Minimum: 21.28
Maximum: 100.00
Weighted Average: 76.09

Documentation Type of the Group III Mortgage Loans

Documentation Type of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
Full (I-A)	6.12%
Alternate	1.14
Reduced with VOA (A-SI)	44.17
No Ratio (A-NI)	26.48
Stated/Stated with VVOE	3.23
None (NI-NA)	18.85
Total:	100.00%

Loan Purpose of the Group III Mortgage Loans

Loan Purpose of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
Purchase	74.04%
Refi-Cash Out	21.80
Refi-Rate/Term	4.16
Total:	100.00%

Occupancy Status of the Group III Mortgage Loans

Occupancy Status of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
Owner-Occupied	68.42%
Investor	24.92
Second Home	6.66
Total:	100.00%

Property Type of the Group III Mortgage Loans

Property Type of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
PUD Attached	22.53%
PUD Detached	4.79
Single Family Attached	0.43
Single Family Detached	49.70
Condo (Low Rise)	8.80
Condo (Hi Rise)	1.39
2-Family	5.68
3-Family	2.15
4-Family	4.54
Total:	100.00%

Geographic Distribution of the Group III Mortgage Loans

Geographic Distribution of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
California	45.71%
Florida	13.78
New York	5.77
Nevada	7.21
Virginia	4.37
Hawaii	4.43
New Jersey	1.73
Arizona	3.22
Maryland	2.46
South Carolina	0.11
Other	11.20
Total:	100.00%

Months to Next Rate Adjustment Date of the Group III Mortgage Loans

Months to Next Rate Adjustment Date of the Mortgage Loans	Percentage by Aggregate Cut-off Date Principal Balance
1	2.09%
3	1.78
4 - 6	3.02
13 - 24	58.76
25 - 36	9.54
37 - 60	24.81
Total:	100.00%

Minimum: 1
Maximum: 60
Weighted Average: 30

First Periodic Rate Caps of the Group III Mortgage Loans

First Periodic Rate Caps of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
0.751 – 1.000	5.09%
1.751 – 2.000	1.19
2.751 – 3.000	64.32
3.001 – 3.250	0.00
4.501 – 4.750	0.29
4.751 – 5.000	16.07
5.751 – 6.000	12.87
6.001 – 6.250	0.16
Total:	100.00%

Minimum: 1.000
Maximum: 6.125
Weighted Average: 3.603

Subsequent Periodic Rate Caps of the Group III Mortgage Loans

Subsequent Periodic Rate Caps of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
0.751 - 1.000	86.96%
1.751 - 2.000	12.70
5.751 - 6.000	0.34
Total:	100.00%

Minimum: 1.000
Maximum: 6.000
Weighted Average: 1.144

Lifetime Rate Caps of the Group III Mortgage Loans

Lifetime Rate Caps of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
1.501 – 1.750	0.49%
1.751 – 2.000	0.07
2.001 – 2.250	0.24
2.251 – 2.500	0.05
2.501 – 2.750	0.14
3.001 – 3.250	0.00
3.501 – 3.750	0.20
4.751 – 5.000	17.23
5.751 – 6.000	76.41
6.751 – 7.000	4.40
7.751 – 8.000	0.15
11.751 – 12.000	0.62
Total:	100.00%

Minimum: 1.740
Maximum: 12.000
Weighted Average: 5.868

Gross Margins of the Group III Mortgage Loans

Gross Margins of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
1.251 - 1.500	0.21%
1.501 - 1.750	0.00
2.001 - 2.250	8.71
2.251 - 2.500	1.27
2.501 - 2.750	12.14
2.751 - 3.000	27.09
3.001 - 3.250	7.48
3.251 - 3.500	8.79
3.501 - 3.750	1.82
3.751 - 4.000	5.63
4.001 - 4.250	3.06
4.251 - 4.500	5.74
4.501 - 4.750	4.74
4.751 - 5.000	4.98
5.001 - 5.250	1.35
5.251 - 5.500	0.98
5.501 - 5.750	1.94
5.751 - 6.000	1.35
6.001 - 6.250	0.59
6.251 - 6.500	0.96
6.501 - 6.750	0.78
7.751 - 8.000	0.39
Total:	100.00%

Minimum: 1.500
Maximum: 8.000
Weighted Average: 3.532

Minimum Mortgage Rates of the Group III Mortgage Loans

Minimum Mortgage Rates of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
1.251 - 1.500	0.21%
2.001 - 2.250	8.71
2.251 - 2.500	1.27
2.501 - 2.750	7.08
2.751 - 3.000	27.05
3.001 - 3.250	7.48
3.251 - 3.500	8.68
3.501 - 3.750	1.82
3.751 - 4.000	4.83
4.001 - 4.250	2.99
4.251 - 4.500	5.85
4.501 - 4.750	4.51
4.751 - 5.000	4.46
5.001 - 5.250	0.96
5.251 - 5.500	0.66
5.501 - 5.750	1.42
5.751 - 6.000	1.03
6.001 - 6.250	0.48
6.251 - 6.500	0.94
6.501 - 6.750	1.55
6.751 - 7.000	0.33
7.001 - 7.250	0.83
7.251 - 7.500	1.16
7.501 - 7.750	2.17
7.751 - 8.000	1.01
8.001 - 8.250	0.37
8.251 - 8.500	0.38
8.501 - 8.750	0.25
8.751 - 9.000	1.33
9.001 - 9.250	0.20
Total:	100.00%

Minimum: 1.500
Maximum: 9.125
Weighted Average: 3.885

Maximum Mortgage Rates of the Group III Mortgage Loans

Maximum Mortgage Rates of the Mortgage Loans (%)	Percentage by Aggregate Cut-off Date Principal Balance
9.751 - 10.000	1.19%
10.251 - 10.500	0.17
10.501 - 10.750	0.44
10.751 - 11.000	0.13
11.001 - 11.250	1.32
11.251 - 11.500	1.88
11.501 - 11.750	1.92
11.751 - 12.000	2.19
12.001 - 12.250	4.28
12.251 - 12.500	5.84
12.501 - 12.750	10.09
12.751 - 13.000	11.37
13.001 - 13.250	8.11
13.251 - 13.500	11.22
13.501 - 13.750	13.41
13.751 - 14.000	9.81
14.001 - 14.250	6.06
14.251 - 14.500	3.01
14.501 - 14.750	2.16
14.751 - 15.000	3.62
15.001 - 15.250	0.62
15.251 - 15.500	0.08
15.501 - 15.750	0.44
16.501 - 16.750	0.03
18.251 - 18.500	0.44
18.751 - 19.000	0.17
Total:	100.00%

Minimum: 9.990
Maximum: 18.875
Weighted Average: 13.280